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As filed with the Securities and Exchange Commission on November 13, 2003

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BRAUN CONSULTING, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	36-3702425 (I.R.S. employer identification no.)
20 West Kinzie Street, Suite 1600 Chicago Illinois (Address of principal executive offices)	60610 (Zip Code)

Braun Consulting, Inc. 2002 Employee Long Term Stock Investment Plan
 (Full title of the plan)

Gregory A. Ostendorf
General Counsel and Secretary
Braun Consulting, Inc.
20 West Kinzie Street, Suite 1600
Chicago, Illinois 60610
 (Name and address of agent for service)

(312) 984-7000
 (Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee

Common Stock, par value $.001 per share	1,300,000	$2.80	$3,640,000	$295

(1)
This registration statement covers shares of Common Stock which may be offered or sold pursuant to the Braun Consulting, Inc. 2002 Long Term Stock Investment Plan, as amended, and includes an indeterminate number of shares that may be issuable by reason of stock splits, stock dividends or similar transactions. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, the registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Braun Consulting, Inc. 2002 Long Term Stock Investment Plan described herein.

(2)
Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) and (c), based on the average of the high and low sales price of a share of the Common Stock on November 11, 2003 as reported on the Nasdaq National Market. Pursuant to Rule 457(h)(2), no separate registration fee is required with respect to the interests in the Braun Consulting, Inc. 2002 Employee Long Term Stock Investment Plan, as amended.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

        The following documents filed by Braun Consulting, Inc. (the "Company" or "Braun Consulting") with the Securities and Exchange Commission under the Securities Exchange Act of 1934 are hereby incorporated by reference in this registration statement:

        (a)   the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002;

        (b)   amendment on Form 10-K/A to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002;

        (c)   the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003 and June 30, 2003;

        (d)   the Company's Current Report on Form 8-K filed July 18, 2003; and

        (e)   the description of the Common Stock set forth under the caption "Item 1. Description of Registrant's Securities to be Registered" in the Company's registration statement on Form 8-A filed August 2, 1999.

        The Company also discloses information through current reports on Form 8-K that are furnished to the Securities and Exchange Commission to comply with Regulation FD. The information disclosed in these reports is not considered to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, is not subject to the liabilities of that section and is not incorporated by reference herein.

        All documents filed by Braun Consulting or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superceded for the purposes of this registration statement to the extent that a statement contained or incorporated by reference herein modifies or supercedes such statement. Any statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this registration statement.

Item 4.    Description of Securities.

        Not applicable.

Item 5.    Interests of Named Experts and Counsel.

        Not applicable.

Item 6.    Indemnification of Directors and Officers.

Delaware General Corporation Law

        Section 145(a) of the Delaware General Corporation Law ("DGCL") provides that any person made a party to any action by reason of the fact that he is or was a director, officer, employee or agent of Braun Consulting may and, in certain cases, must be indemnified by Braun Consulting against, in the case of a non-derivative action, judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys' fees) incurred by him as a result of such action, and in the case of a derivative action, against expenses (including attorneys' fees), if in either type of action he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Braun Consulting.

        This indemnification does not apply, in a derivative action, to matters as to which it is adjudged that the director, officer, employee or agent is liable to Braun Consulting, unless upon court order it is determined that, despite such adjudication of liability, but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for expenses, and, in a non-derivative action, to any criminal proceeding in which such person had reasonable cause to believe his conduct was unlawful.

Certificate of Incorporation

        The certificate of incorporation of Braun Consulting provides that a director of Braun Consulting shall not be personally liable to Braun Consulting or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to Braun Consulting or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL or (4) for any transaction from which the director derived an improper personal benefit. Additionally, the certificate of incorporation provides that Braun Consulting will indemnify its officers and directors to the fullest extent permitted by the DGCL. However, if the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of Braun Consulting, in addition to the limitation on personal liability described above, shall be limited to the fullest extent permitted by the amended DGCL. Further, any repeal or modification of such provision of the certificate of incorporation by the stockholders of Braun Consulting shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of Braun Consulting existing at the time of such repeal or modification.

Bylaws

        Braun Consulting's Bylaws generally provide for indemnification of officers, directors, employees and agents of Braun Consulting and persons serving at the request of Braun Consulting in such capacities for other business organizations against certain losses, costs, liabilities, and expenses incurred by reason of their positions with Braun Consulting or such other business organizations. In the case of non-derivative actions, Braun Consulting will indemnify such persons against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement incurred by such person as long as they acted in good faith and in a manner they believed to be in or not opposed to the best interests of Braun Consulting. In the case of derivative actions, Braun Consulting will indemnify such persons against expenses, including attorneys' fees, incurred by them as long as they acted in good faith and in a manner they believed to be in or not opposed to the best interests of Braun Consulting. Braun Consulting also has policies insuring its officers and directors and certain officers and directors of its wholly owned subsidiaries against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933, as amended.

Insurance

        Braun Consulting maintains a policy of liability insurance to insure its officers and directors against losses resulting from certain acts committed by them in their capacities as officers and directors of Braun Consulting.

Item 7.    Exemption from Registration Claimed.

        Not applicable.

Item 8.    Exhibits.

Exhibit Number	Description
4.1	Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the registration statement of Form S-1 (Reg. No. 333-79251) (the "Form S-1") by Braun Consulting).
4.2	Form of Bylaws (incorporated by reference to Exhibit 3.2 to the Form S-1).
*5.1	Opinion of Gregory A. Ostendorf, General Counsel
*23.1	Consent of Deloitte & Touche LLP.
*24.1	Power of Attorney (included on the signature page of this registration statement).
*99.1	Braun Consulting, Inc. 2002 Employee Long Term Stock Investment Plan, as amended.

*
Filed herewith.

Item 9.    Undertakings.

        The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  Provided, however, that paragraphs (1)(i) and (1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

        The Registrant.    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 13th day of November, 2003.

Braun Consulting, Inc.
/s/ STEVEN J. BRAUN Steven J. Braun Chief Executive Officer and Chairman of the Board

        KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints STEVEN J. BRAUN and GREGORY A. OSTENDORF, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him, and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 13th day of November, 2003.

Name	Title	Date

/s/ CRAIG B. LASHMET Craig B. Lashmet	President	November 13, 2003
/s/ STEVEN J. BRAUN Steven J. Braun	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	November 13, 2003
/s/ STEVEN J. MERRIMAN Steven J. Merriman	Senior Manager, Finance (Principal Accounting Officer)	November 13, 2003
/s/ THOMAS A. SCHULER Thomas A. Schuler	Senior Vice President, Corporate Development and Investor Relations (Principal Financial Officer)	November 13, 2003
/s/ JAMES M. KALUSTIAN James M. Kalustian	Director	November 13, 2003
/s/ STEVEN J. BRAUN Steven J. Braun	Director	November 13, 2003
/s/ WILLIAM M. CONROY William M. Conroy	Director	November 13, 2003
/s/ WILLIAM H. INMON William H. Inmon	Director	November 13, 2003
/s/ ERIC V. SCHULTZ Eric V. Schultz	Director	November 13, 2003

        The Plan.    Pursuant to the requirements of the Securities Act of 1933, the Board of Directors of Braun Consulting, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 13th day of November, 2003.

Braun Consulting, Inc. 2002 Long Term Stock Investment Plan
/s/ GREGORY A. OSTENDORF Gregory A. Ostendorf Secretary of the Board of Directors

EXHIBIT INDEX

Exhibit Number	Description
4.1	Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the registration statement of Form S-1 (Reg. No. 333-79251) (the "Form S-1") by Braun Consulting).
4.2	Form of Bylaws (incorporated by reference to Exhibit 3.2 to the Form S-1).
*5.1	Opinion of Gregory A. Ostendorf, General Counsel
*23.1	Consent of Deloitte & Touche LLP.
*24.1	Power of Attorney (included on the signature page of this registration statement).
*99.1	Braun Consulting, Inc. 2002 Employee Long Term Stock Investment Plan, as amended.

*
Filed herewith.

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PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. Incorporation of Documents by Reference.
  Item 4. Description of Securities.
  Item 5. Interests of Named Experts and Counsel.
  Item 6. Indemnification of Directors and Officers.
  Item 7. Exemption from Registration Claimed.
  Item 8. Exhibits.
  Item 9. Undertakings.
SIGNATURES
EXHIBIT INDEX